UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2011

Commission file number 001-32511

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 11, 2011, IHS Inc. (“IHS”, "we", "our") filed a Current Report on Form 8-K reporting that on August 11, 2011, IHS and a wholly owned subsidiary of IHS completed the acquisition of all of the outstanding equity interests of SMT Holding Corp., a Delaware corporation (“Seismic Micro-Technology” or “SMT”). References to the terms of the acquisition are qualified in their entirety by reference to the full text of the Purchase Agreement, which was included in our fiscal third quarter 2011 Form 10-Q filed with the Securities and Exchange Commission on September 28, 2011.

This Amendment No. 1 amends the Current Report on Form 8-K filed on August 11, 2011 to provide the financial information required by Item 9.01 of Form 8-K, which was omitted from the initial filing as permitted under Items 9.01(a)(4) and 9.01(b)(2)

of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Attached hereto as Exhibit 99.1 and incorporated herein by reference are the audited consolidated financial statements and related notes of SMT as of and for the year ended December 31, 2010.

Attached hereto as Exhibit 99.2 and incorporated herein by reference are the unaudited condensed consolidated financial statements and related notes of SMT as of and for the three months ended March 31, 2011 and 2010.

(b) Pro Forma Financial Information.

Attached hereto as Exhibit 99.3 and incorporated herein by reference is the unaudited pro forma condensed combined statements of operations for the nine months ended August 31, 2011, and for the fiscal year ended November 30, 2010. A pro forma condensed consolidated balance sheet is not included in this filing because the transaction has already been reflected in our condensed consolidated balance sheet as of August 31, 2011, which was included in our fiscal third quarter 2011 Form 10-Q.

(d) Exhibits.

23.1 Consent of PricewaterhouseCoopers LLP.

99.1 Audited consolidated financial statements and related notes of SMT as of and for the year ended December 31, 2010.

99.2 Unaudited condensed consolidated financial statements and related notes of SMT as of and for the three months ended March 31, 2011 and 2010.

99.3 Unaudited pro forma condensed combined statements of operations for the nine months ended August 31, 2011, and for the fiscal year ended November 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: October 21, 2011	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary